UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Confidential, for Use of the Commission Only (as permitted by Rule 14c−5(d)(2))
X	Definitive Information Statement

TAPIOCA CORP.
(Name of Registrant As Specified in Charter)

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TAPIOCA CORP.
Lasi, Vasile Lupu Nr. 83, Bl. D1, SC. B., Suite 37
Romania

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on March 17, 2016, the board of directors of Tapioca Corp., a Nevada (“Tapioca,” “the Company,” “we” or “us”), and certain stockholders representing more than a majority of our outstanding voting capital (the “Majority Stockholders”) approved by written consent the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to change the Company’s name to Sino Fortune Holding Corporation;
2.	Amend the Articles of Incorporation to increase the Company’s authorized capital stock from 75,000,000 shares to 3,000,000,000 shares; and
3.	Amend the Articles of Incorporation to designate 10,000,000 of the Company’s authorized capital stock as preferred stock (the “Preferred Stock”), with the designations, rights, preferences or other variations of each class or series within each class of the shares of Preferred Stock be designated by the Board at a later time without shareholder approval.

The amendments to the Articles of Incorporation will not be effective until the Company files the Amended and Restated Articles of Incorporation with the Nevada Secretary of State (which will not occur until April 18, 2016 or thereafter)(the “Effective Date”).

The accompanying Information Statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is March 17, 2016.  Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  This Information Statement will be mailed on or about March 28, 2016 to stockholders of record on March 17, 2016.

No action is required by you to effectuate this action.  The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

By order of the Board of Directors,

/s/ Xie Jing
Xie Jing
Chief Executive Officer and Director
March 28, 2016

TAPIOCA CORP.

INFORMATION STATEMENT REGARDING
CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF
OUR BOARD OF DIRECTORS AND HOLDERS OF
MORE THAN A MAJORITY OF OUR VOTING CAPITAL STOCK
IN LIEU OF SPECIAL MEETING

Tapioca Corp. (“Tapioca,” “the Company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our Board of Directors and the holders of more than a majority of our outstanding voting capital stock on March 17, 2016, in accordance with the relevant sections of the Nevada Revised Statutes of the State of Nevada (the “NRS”).

This Information Statement is being mailed on March 28, 2016 to stockholders of record on March 17, 2016 (the “Record Date”). The Information Statement is being delivered only to inform you of the Corporate Actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On March 17, 2016, our Board of Directors (the “Board”) and the holders of more than a majority of our outstanding voting capital stock delivered executed written consents authorizing and approving the taking of all steps necessary to effect the following action (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to change the Company’s name to Sino Fortune Holding Corporation;
2.	Amend the Articles of Incorporation to increase the Company’s authorized capital stock from 75,000,000 shares to 3,000,000,000 shares; and
3.	Amend the Articles of Incorporation to designate 10,000,000 of the Company’s authorized capital stock as preferred stock (the “Preferred Stock”), with the designations, rights, preferences or other variations of each class or series within each class of the shares of Preferred Stock be designated by the Board at a later time without shareholder approval.

VOTING AND VOTE REQUIRED

Pursuant to Tapioca’s Bylaws and the NRS, a vote by the holders of at least a majority of Tapioca’s outstanding capital stock is required to effect the Corporate Actions.  Each common stockholder is entitled to one vote for each share of common stock held by such stockholder.  As of the Record Date, Tapioca had 5,460,000 shares of Common Stock issued and outstanding, and no preferred stock issued and outstanding.  The voting power representing not less than 2,730,001 shares of Common Stock is required to pass any stockholder resolutions.  Pursuant to Chapter 78.320 of the NRS, the following stockholders holding an aggregate of 3,500,000 shares of Common Stock, or approximately 64% of the issued and outstanding shares of our Common Stock on the Record Date, delivered an executed written consent dated March 17, 2016, authorizing the Corporate Actions.

Name	Common Shares Beneficially Held	Percentage of Issued and Outstanding
Jiang Zhixian*	1,750,000	32%
Zhao Zhenqi*	1,750,000	32%
TOTAL	3,500,000	64%

*Ms. Jiang Zhixian and Mr. Zhao Zhenqi are spouses.

The Corporate Actions will not be effective until the Company files the Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (which will not occur until April 18, 2016 or thereafter).  No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

NO APPRAISAL RIGHTS

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.
GENERAL INFORMATION

Tapioca will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Tapioca will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Tapioca’s common stock.

Tapioca will deliver only one Information Statement to multiple security holders sharing an address unless Tapioca has received contrary instructions from one or more of the security holders. Upon written or oral request, Tapioca will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  Tapioca Corp., Lasi, Vasile Lupu Nr. 83, Bl. D1, SC. B., Suite 37, Romania, Attn: Secretary.  The Secretary may also be reached by telephone at +86 15601666822.

CORPORATE ACTION NO. 1
NAME CHANGE

On March 17, 2016, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Company’s Articles of Incorporation to change the name of the Company to Sino Fortune Holding Corporation (the “Name Change Amendment”).

Our Board and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Name Change Amendment in order to more accurately reflect changes in the Company’s business focus.  As disclosed in the Schedule 13D filed with the SEC on March 9, 2016, the Majority Stockholders intend to cause an operating company in the Peer-to-Peer (P2P) lending industry to become a wholly-owned subsidiary of Tapioca shortly after the Effective Date.

CORPORATE ACTION NO. 2
INCREASE IN AUTHORIZED CAPITAL

On March 17, 2016, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Articles of Incorporation to increase its authorized share capital from 75,000,000 shares to 3,000,000,000 shares, consisting of 2,990,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.  The proposed amendment to our Articles of Incorporation is included in the Amended and Restated Articles of Incorporation, which is attached hereto as Exhibit 1.  The general purpose and effect of this amendment to our Articles of Incorporation is to increase our authorized share capital, which we believe will enhance our ability to finance the development and operation of our business.

Reasons For The Increase In Authorized Capital

Our Board authorized and approved the proposed amendment to our Articles of Incorporation to increase our authorized share capital so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our stockholders.  Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes.  Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval.  We are at all times investigating additional sources of financing, business candidates and other opportunities which our Board believes will be in our best interests and in the best interests of our stockholders.  Shortly after the Effective Date, the Board intends to cause an operating company in the Peer-to-Peer (P2P) lending industry to become a wholly-owned subsidiary of Tapioca.  We may also conduct a private placement of our securities to secure additional working capital for the Company.  Except as set forth above, as of the date of this filing we do not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose or which may result in a change in control of Home Touch.

Effect of the Increase in Authorized Capital; Anti-Takeover Implications

The amendment to our Articles of Incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing stockholders.  However, our Board will have the authority to issue shares of our Common Stock and Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations.  To the extent that additional shares of Common Stock are issued in the future, such issuance will decrease the existing stockholders' percentage equity ownership, dilute the earnings per share and book value per share of outstanding shares of Common Stock and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

Although the increase in authorized capital is prompted by business and financial considerations, stockholders nevertheless should be aware that such increase could facilitate future efforts by our management to deter or prevent a change in control of the Company.  By way of example, our management could issue additional shares to dilute the stock ownership and the voting power of persons seeking to obtain control of the Company or shares could be issued to purchasers who would support the Board in opposing a takeover proposal.  In addition, the increase in authorized shares may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.  The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Shortly after the Effective Date, the Board intends to cause an operating company in the Peer-to-Peer (P2P) lending industry to become a wholly-owned subsidiary of Tapioca.  We may also conduct a private placement of our securities to secure additional working capital for the Company.  Except as set forth above, the Board has no current plans to use any of the additional shares of Common Stock that will become available when the increase in authorized capital occurs to deter or prevent a change of control of the Company.

Anti-Takeover Provisions of the NRS

Nevada law generally prohibits a Nevada corporation, with shares registered under section 12 of the Exchange Act and with 200 or more stockholders of record, from engaging in a combination (defined in the statute to include a variety of transactions, including mergers, asset sales, issuance of stock and other actions resulting in a financial benefit to the Interested Stockholder) with an Interested Stockholder (defined in the statute generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares), for a period of three years following the date that such person became an Interested Stockholder unless the board of directors of the corporation first approved either the combination or the transaction that resulted in the stockholder's becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a) (1) the board of directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the board of directors of the corporation before the person became an interested stockholder, or (3) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than three years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by all holders of common stock and holders of any other class or series of shares not beneficially owned by an Interested Stockholder meets the minimum requirements set forth in NRS Sections 78.441 through 78.444.

A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested stockholders is not required to the extent the Nevada corporation is not subject to such provisions.  Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an Interested Stockholder whose date of acquiring shares is on or before the effective date of the amendment.

The NRS also limits the acquisition of a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of who have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. According to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares.

Under the NRS, a controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of the voting power of the issuing corporation in the election of directors. Outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition and acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as control shares.

The control share provisions of the NRS do not apply if the corporation opts-out of such provisions in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

We have not opted out of the business combination or acquisition of a controlling interest statutes, and these statutes do not currently apply to us.

Other than as discussed in this Information Statement, there are no provisions of our articles, bylaws, employment agreements or credit agreements have material anti-takeover consequences.

CORPORATE ACTION NO. 3
PREFERRED CLASS OF STOCK

On March 17, 2016, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Company’s Articles of Incorporation to designate 10,000,000 shares of the Company’s capital stock as preferred stock, with the designations, rights, preferences or other variations of each class or series within each class of the shares of Preferred Stock be designated by the Board at a later time without shareholder approval (the “Designation of Preferred Stock”). A copy of the proposed amendment to our Articles has been attached hereto as an Exhibit A. As of the date of this filing, the Company does not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of Preferred Stock for any purpose.

Effect of the Designation of Preferred Stock; Anti-Takeover Implications

The amendment to our Articles of Incorporation to designate preferred stock will not have any immediate effect on the rights of existing stockholders.  The Board, however, will be able to authorize and issue classes of Preferred Stock, without shareholder approval, that have rights that are preferential to our Common Stock.  Such rights may include, but are not limited to:

•	the payment of dividends in preference and priority to any dividends on our Common Stock;
•	preference to any distributions upon any liquidation, dissolution, winding up of our company or any other reason whatsoever;
•	voting rights that may rank equally to, or in priority over, our Common Stock;
•	mandatory redemption by the company in certain circumstances, for amounts that may exceed the purchase price of the Preferred Shares;
•	conversion provisions for the conversion of the Preferred Shares into Common Stock;
•	pre-emptive or first refusal rights in regards to future issuances of Common Stock or Preferred Shares by the company; or
•	rights that restrict our company from undertaking certain corporate actions without the approval of the holders of the Preferred Shares.

The existence of undesignated preferred stock with possible voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control, causing the market price of our Company’s Common Stock to decline or possibly impairing the voting power and other rights of the holders of our Company’s Common Stock.

IN THE EVENT THE COMPANY ISSUES ANY SHARES OF PREFERRED STOCK, THE ISSUANCES OF SUCH SHARES MAY SIGNIFICANTLY IMPACT, BY WAY OF RESTRICTING AND POSSIBLY DIMINISHING, THE VALUE ATTRIBUTABLE TO COMMON STOCK SHAREHOLDERS.

Our Board and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Designation of Preferred Stock as such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our stockholders.  Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes.

Shortly after the Effective Date, the Board intends to cause an operating company in the Peer-to-Peer (P2P) lending industry to become a wholly-owned subsidiary of Tapioca.  We may also conduct a private placement of our securities to secure additional working capital for the Company.  Except as set forth above, the Board has no current plans to use any of the additional shares of Preferred Stock that will become available when the increase in authorized capital occurs to deter or prevent a change of control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 17, 2016, certain information regarding the ownership of Tapioca’s capital stock by each director and executive officer of Tapioca, each person who is known to Tapioca to be a beneficial owner of more than 5% of any class of Tapioca’s voting stock, and by all officers and directors of Tapioca as a group.  Unless otherwise indicated below, to Tapioca’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of March 17, 2016, are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 5,460,000 shares of Common Stock issued and outstanding on a fully diluted basis, as of March 17, 2016.

Name and Address of Beneficial Owner(1)	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock
Xie Jing (1)	0	0%
Jiang Zhixian (1)	1,750,000	32%
Zhao Zhenqi (1)	1,750,000	32%
All executive officers and directors as a group (one person)	0	0%

 (1)   Unless otherwise noted, the address of each person listed is c/o Tapioca Corp., Lasi, Vasile Lupu Nr. 83, Bl. D1, SC. B., Suite 37, Romania.
(2)  On March 1, 2016, Xie Jing was appointed to serve as our Chief Executive Officer, Chief Financial Officer and Secretary and as our director.

Change of Control

On March 3, 2016, we filed a Current Report on Form 8-K disclosing the consummation of the sale to two accredited investors of approximately 64% of the issued and outstanding securities of the Company for $182,400 in the aggregate.  On February 23, 2016, Slav Serghei, the Company's sole director, President, Treasurer and Secretary, and holder of 3,500,000 shares of the Company's common stock representing approximately 64% of the Company's issued and outstanding securities, entered into a Stock Purchase Agreement pursuant to which he agreed to sell to two (2) unrelated third parties (the "Purchasers"), all of his securities of the Company, for aggregate cash consideration of One Hundred Eighty-Two Thousand Four Hundred Dollars ($182,400) as set forth below:

Name	No. of Shares	Percentage of Issued and Outstanding
Ms. Jiang Zhixian*	1,750,000	32%
Mr. Zhao Zhenqi*	1,750,000	32%
Total	3,500,000	64%
*Ms. Jiang Zhixian and Mr. Zhao Zhenqi are spouses.  The shareholders have no direct family relationships to the officers or directors of Tapioca.

The consideration for the purchase was derived from the purchasers’ own personal funds.

The acquisition consummated on March 1, 2016, and a change in control occurred in the Board of Directors and executive management of the Company. In connection with the sale of the Company’s securities, Slav Serghei, the Company’s sole director, President, Treasurer and Secretary resigned from all of his positions with the Company effective March 1, 2016.  Concurrently therewith, Mr. Xie Jing was appointed to serve as the sole director, Chief Executive Officer, Chief Financial Officer and Secretary of the Company.  Prior to the acquisition, Mr. Xie did not hold any securities of the Company. Mr. Xie has no direct family relationships any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as beneficial owners of our capital stock, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

PROPOSALS BY SECURITY HOLDERS

None.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL AND AVAILABLE INFORMATION

Tapioca is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: March 28, 2016	By order of the Board of Directors /s/ Xie Jing By: Xie Jing Its: Chief Executive Officer and Director

Exhibit 1:  Certificate of Amendment to Articles of Incorporation of the Company.*

*Incorporated herein by reference to Exhibit 1 of that certain Preliminary Schedule 14C filed with the Securities and Exchange Commission on March 18, 2016.